CONSENT OF INDEPENDENT ACCOUNTANTS

                       ----------------------------------





We consent to the incorporation by reference in the registration statements of

The Manitowoc Co., Inc. on Forms S-8 (File Nos. 33-48665 and 33-65316) of our

report dated January 26, 1999, except for information in Note 17, for which the date is February 17, 1999, on our audits of the consolidated financial statements and our report dated January 26, 1999 on the financial statement schedule of The Manitowoc Company, Inc. and Subsidiaries as of December 31,

1998 and 1997, and for the years ended December 31, 1998, 1997 and 1996,

which reports are incorporated by reference and included, respectively, in this Annual Report on Form 10-K.





                              /s/ PricewaterhouseCoopers LLP

                              ------------------------------

                              PRICEWATERHOUSECOOPERS LLP




March 1, 1999